Exhibit 99.1

Bumble Inc. Announces Fourth Quarter and Full Year 2023 Results

Total Revenue in 2023 Increased 16% to $1,051.8 Million

Full Year Bumble App Revenue Increased 22% to $844.8 Million

Fourth Quarter Bumble App Paying Users Increased 21% to 2.7 Million; Grew 83,000 Quarter Over Quarter

AUSTIN, Texas, February 27, 2024 -- Bumble Inc. (NASDAQ: BMBL) today reported financial results for the fourth quarter and full year ended December 31, 2023.

“Today, we announced solid full-year results and a bold plan to transform Bumble and lead the company to its next phase of growth and innovation,” said Lidiane Jones, CEO of Bumble Inc. “We are taking significant and decisive actions that ensure our customers remain at the center of everything we do as we relaunch Bumble App, transform our organization and accelerate our product roadmap. We believe these actions will strengthen our foundational capabilities and enable us to continue delivering new and engaging user experiences that create healthy and equitable relationships. I am confident in our team’s ability to deliver Bumble’s next chapter of growth as we sharpen our focus on execution.”

Fourth Quarter 2023 Financial and Operational Highlights:

(All comparisons relative to the Fourth Quarter 2022)

•
Total Revenue increased 13.2% to $273.6 million, compared to $241.6 million. This includes a favorable impact of $3.4 million from foreign currency movements year over year.
o
Bumble App Revenue increased 15.7% to $220.7 million, compared to $190.8 million. This includes a favorable impact of $1.6 million from foreign currency movements year over year.
o
Badoo App and Other Revenue increased 4.2% to $52.9 million, compared to $50.8 million. This includes a favorable impact of $1.8 million from foreign currency movements year over year.
•
Total Paying Users increased 16.4% to 4.0 million, compared to 3.4 million.
•
Total Average Revenue per Paying User ("ARPPU") decreased to $22.64, compared to $23.01.
•
Net loss was $32.0 million, or (11.7)% of revenue, compared to net loss of $159.2 million, or (65.9)% of revenue.
•
Adjusted EBITDA was $73.7 million, or 26.9% of revenue, compared to $60.5 million, or 25.0% of revenue.

Full Year 2023 Operational and Financial Highlights:

(All comparisons relative to the Full Year 2022)

•
Revenue increased 16.4% to $1,051.8 million, compared to $903.5 million. This includes an unfavorable impact of $1.4 million from foreign currency movements year over year.
o
Bumble App Revenue Increased 21.7% to $844.8 million, compared to $694.3 million. This includes an unfavorable impact of $2.9 million from foreign currency movements year over year.
o
Badoo App and Other Revenue decreased 1.0% to $207.1 million, compared to $209.2 million. This includes a favorable impact of $1.5 million from foreign currency movements year over year.
•
Total Paying Users increased 16.9% to 3.7 million, compared to 3.2 million.
•
Total ARPPU did not change at $23.03.
•
Net loss was $1.9 million, or (0.2)% of revenue, compared to net loss of $114.1 million, or (12.6)% of revenue.
•
Adjusted EBITDA was $275.6 million, or 26.2% of revenue, compared to $226.9 million, or 25.1% of revenue.

“We surpassed $1 billion in revenue for 2023 and delivered on our outlook for revenue and Adjusted EBITDA,” said Anu Subramanian, Chief Financial Officer of Bumble Inc. “As we look to the year ahead, we are focused on execution and setting the stage for the next phase of growth. We are implementing a clear plan designed to drive product velocity and reduce operational friction, which we believe will enable us to invest in our key growth initiatives while strengthening our margin profile and cash flow potential for the years ahead.”

Key Operating Metrics:

The following metrics were calculated excluding paying users and revenue generated from Official, advertising and partnerships or affiliates and, for periods prior to the fourth quarter of 2023, excluding paying users and revenue generated from Fruitz. Beginning in the fourth quarter of 2023, paying users and revenue generated from Fruitz are included in our key operating metrics. Prior period information and key operating metrics have not been recast to include paying users and revenue generated from Fruitz. Please refer to the Definitions section for more information.

(in thousands, except ARPPU)	Quarter Ended December 31, 2023	Quarter Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Bumble App Paying Users	2,687.9	2,221.1	2,517.4	2,002.2
Badoo App and Other Paying Users	1,281.2	1,188.2	1,203.3	1,179.7
Total Paying Users	3,969.1	3,409.3	3,720.7	3,181.9
Bumble App Average Revenue per Paying User	$27.37	$28.64	$27.97	$28.90
Badoo App and Other Average Revenue per Paying User	$12.69	$12.48	$12.70	$13.06
Total Average Revenue per Paying User	$22.64	$23.01	$23.03	$23.03

Balance Sheet:

As of December 31, 2023, total cash and cash equivalents were $355.6 million and total debt was $620.9 million.

Share Repurchase Program:

During the fourth quarter of 2023, there was a total of $136 million in share repurchases under our previously announced $300.0 million share repurchase program. As of December 31, 2023, a total of $143 million remained available under the share repurchase program.

Transformation Plan:

Today, the Company announced that it intends to reduce its global workforce by approximately 350 roles to better align its operating model with future strategic priorities and to drive stronger operating leverage. We expect to incur approximately $20 million to $25 million of non-recurring charges, consisting primarily of employee severance, benefits, and related charges for impacted employees, the majority of which will be recognized in the first two quarters of 2024.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook:

A reconciliation of Adjusted EBITDA to GAAP net earnings (loss) and Adjusted EBITDA margin growth to GAAP net earnings (loss) margin growth which is growth in GAAP net earnings (loss) as a percentage of revenue has not been provided for the outlook included herein as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

The Company anticipates Total Revenue, Adjusted EBITDA and Adjusted EBITDA margin for the quarter ending March 31, 2024 and year ending December 31, 2024 to be:

First quarter 2024

•
Total Revenue between $262 million and $268 million
o
Bumble App Revenue between $211 million and $215 million
•
Adjusted EBITDA between $67 million and $70 million, representing 26% margin at the midpoint of the range

Full year 2024

•
Total Revenue growth of 8% to 11%
o
Bumble App Revenue growth of 9% to 11%
•
Adjusted EBITDA margin growth of at least 300 basis points, which excludes:
o
Expected severance and other non-recurring charges related to the transformation initiative of between $20 million and $25 million

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its fourth quarter and full year 2023 financial results at 4:30 p.m. Eastern Time today, February 27, 2024. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

As used in this press release, unless otherwise noted or the context requires otherwise, the following terms have the following meanings. Our key metrics (Bumble App Paying Users, Badoo App and Other Paying Users, Total Paying Users, Bumble App Average Revenue per Paying User, Badoo App and Other Average Revenue per Paying User, and Total Average Revenue per Paying User) were calculated excluding paying users and revenue generated from Official, advertising and partnerships or affiliates and, for periods prior to the fourth quarter of 2023, excluding paying users and revenue generated from Fruitz. Beginning in the fourth quarter of 2023, paying users and revenue generated from Fruitz are included in our key operating metrics.

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User or Total ARPPU is a metric calculated based on Total Revenue in any measurement period divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app or Bumble For Friends app subscription plan and/or in-app purchases on Bumble app or Bumble For Friends app in the relevant period.

Bumble App Paying User is a user that has purchased or renewed a Bumble app or Bumble For Friends app subscription plan and/or made an in-app purchase on Bumble app or Bumble For Friends app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Bumble App Average Revenue per Paying User or Bumble App ARPPU is a metric calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.

Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.

Badoo App and Other Paying User is a user that has purchased or renewed a subscription plan and/or made an in-app purchase on Badoo app in a given month or made a purchase on one of our other apps that we owned and operated in a given month, or made a purchase on other third-party apps that used our technology in the relevant period. We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Badoo App and Other Average Revenue per Paying User or Badoo App and Other ARPPU is a metric calculated based on Badoo App and Other Revenue in any measurement period divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, stock-based compensation expenses, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense and impairment loss, as management does not believe these expenses are representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue. In addition to Adjusted EBITDA and Adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by (used in) operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives, effectuate discretionary share repurchases and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysis, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense and impairment loss.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of Adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting the current views of management of Bumble Inc. with respect to, among other things, our operations, including the recently announced plan to implement a global workforce reduction and restructuring of our operations and its expected impact, our financial performance, our industry and our business and other non-historical statements, including without limitation the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•
the risk that the costs and charges related to our recently announced plan to implement a global workforce reduction and restructuring of our operations may be greater than anticipated or incurred in different periods than anticipated
•
the risk that our restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated
•
our ability to retain existing users or attract new users and to convert users to paying users
•
competition and changes in the competitive landscape of our market
•
our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•
our ability to maintain the value and reputation of our brands
•
risks relating to changes to our existing brands and products, or the introduction or acquisition of new brands or products
•
risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•
the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•
challenges with properly managing the use of artificial intelligence
•
our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•
our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•
our substantial indebtedness
•
affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•
the outsized voting rights of affiliates of Blackstone and our Founder
•
changes in business or macroeconomic conditions, including the impact of widespread health emergencies or pandemics and measures taken in response, lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, geopolitical events, political unrest, armed conflicts, including conflicts in Eastern Europe and the Middle East, extreme weather events or natural disasters
•
foreign currency exchange rate fluctuations

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in our subsequent periodic filings, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Bumble For Friends, Badoo, Fruitz and Official. The Bumble platform enables people to build healthy and equitable relationships, through Kind Connections. Founded by Whitney Wolfe Herd in 2014, Bumble was one of the first dating apps built with women at the center and connects people across dating (Date mode), friendship (BFF mode) and professional networking (Bizz mode). Bumble For Friends app is a friendship app where people in all stages of life can meet people nearby and create meaningful platonic connections. Badoo, which was founded in 2006, was one of the pioneers of web and mobile free-to-use dating products. Fruitz, founded in 2017, encourages honesty and transparency by sharing dating intentions from the first touch point. Official, founded in 2020, is an app that is intended to help couples build healthy and lasting habits in their romantic relationships.

Source: Bumble Inc.

Investor Contact

ir@team.bumble.com

Media Contact

press@team.bumble.com

Bumble Inc.

Consolidated Balance Sheets

(in thousands, except share and per share information)

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$355,642	$402,559
Accounts receivable, net	102,677	66,930
Other current assets	34,732	31,882
Total current assets	493,051	501,371
Right-of-use assets	15,425	17,419
Property and equipment, net	12,462	14,467
Goodwill	1,585,750	1,579,770
Intangible assets, net	1,484,290	1,524,428
Deferred tax assets, net	27,029	24,050
Other noncurrent assets	7,120	31,116
Total assets	$3,625,127	$3,692,621
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$4,611	$3,367
Deferred revenue	48,749	46,108
Accrued expenses and other current liabilities	185,799	156,443
Current portion of long-term debt, net	5,750	5,750
Total current liabilities	244,909	211,668
Long-term debt, net	615,176	619,223
Deferred tax liabilities, net	5,673	8,077
Payable to related parties pursuant to a tax receivable agreement	407,389	385,486
Other long-term liabilities	14,707	14,588
Total liabilities	$1,287,854	$1,239,042
Commitments and contingencies
Shareholders’ equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized;138,520,102 shares issued and 130,687,629 shares outstanding as of December 31, 2023; 129,774,299 shares issued and outstanding as of December 31, 2022)	1,385	1,298
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively)	—	—
Preferred stock (par value $0.01; 600,000,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively)	—	—
Treasury stock (7,832,473 and no shares as of December 31, 2023 and December 31, 2022, respectively)	(73,764)	—
Additional paid-in capital	1,772,449	1,691,911
Accumulated deficit	(144,084)	(139,871)
Accumulated other comprehensive income	79,029	74,477
Total Bumble Inc. shareholders’ equity	1,635,015	1,627,815
Noncontrolling interests	702,258	825,764
Total shareholders’ equity	2,337,273	2,453,579
Total liabilities and shareholders’ equity	$3,625,127	$3,692,621

Bumble Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Quarter Ended December 31, 2023	Quarter Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Revenue	$273,637	$241,628	$1,051,830	$903,503
Operating costs and expenses:
Cost of revenue	80,469	67,788	307,835	249,490
Selling and marketing expense	72,613	68,641	270,380	249,269
General and administrative expense	79,943	208,795	221,649	308,855
Product development expense	30,271	27,965	130,565	109,020
Depreciation and amortization expense	17,203	15,878	68,028	89,713
Total operating costs and expenses	280,499	389,067	998,457	1,006,347
Operating earnings (loss)	(6,862)	(147,439)	53,373	(102,844)
Interest income (expense), net	(4,949)	(5,617)	(21,534)	(24,063)
Other income (expense), net	(20,259)	(8,540)	(26,537)	16,189
Income (loss) before income taxes	(32,070)	(161,596)	5,302	(110,718)
Income tax benefit (provision)	58	2,350	(7,170)	(3,406)
Net earnings (loss)	(32,012)	(159,246)	(1,868)	(114,124)
Net earnings (loss) attributable to noncontrolling interests	(5,986)	(48,676)	2,345	(34,378)
Net earnings (loss) attributable to Bumble Inc. shareholders	$(26,026)	$(110,570)	$(4,213)	$(79,746)
Net earnings (loss) per share attributable to Bumble Inc. shareholders
Basic earnings (loss) per share	$(0.19)	$(0.85)	$(0.03)	$(0.62)
Diluted earnings (loss) per share	$(0.19)	$(0.85)	$(0.03)	$(0.62)

Bumble Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Quarter Ended December 31, 2023	Quarter Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Cash flows from operating activities:
Net earnings (loss)	$(32,012)	$(159,246)	$(1,868)	$(114,124)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	17,203	15,878	68,028	89,713
Impairment loss	—	141,000	—	145,388
Gain on settlement of lease liabilities	—	(2,140)	—	(2,140)
Changes in fair value of interest rate swap	4,777	1,318	13,806	(17,086)
Changes in fair value of contingent earn-out liability	(5,328)	(735)	(29,569)	(47,134)
Tax receivable agreement liability remeasurement expense	10,341	5,332	10,341	5,332
Non-cash lease expense	878	1,060	3,518	4,539
Deferred income tax	1,714	1,047	(7,166)	(5,454)
Stock-based compensation expense	20,678	33,829	104,338	111,008
Net foreign exchange difference	4,223	24,692	923	(3,362)
Other, net	9,825	(11,274)	11,065	1,189
Changes in assets and liabilities:
Accounts receivable	(3,272)	(15,547)	(36,031)	(20,723)
Other current assets	(1,136)	2,703	(2,920)	22,964
Accounts payable	(689)	(4,156)	1,775	(13,997)
Deferred revenue	(556)	1,210	2,593	5,889
Legal liabilities	43,765	19,125	45,240	11,995
Lease liabilities	(939)	(2,747)	(3,930)	(5,984)
Accrued expenses and other current liabilities	(6,179)	(111)	1,485	(34,991)
Other, net	124	(66)	458	(81)
Net cash provided by (used in) operating activities	63,417	51,172	182,086	132,941
Cash flows from investing activities:
Capital expenditures	(2,166)	(5,022)	(14,935)	(16,333)
Acquisition of business, net of cash acquired	—	—	(9,820)	(69,720)
Net cash provided by (used in) investing activities	(2,166)	(5,022)	(24,755)	(86,053)
Cash flows from financing activities:
Repayment of term loan	(1,437)	(1,437)	(5,750)	(5,750)
Distributions paid to noncontrolling interest holders	(23)	—	(19,310)	—
Share repurchases	(91,940)	—	(112,830)	—
Purchase of Common Units	(44,309)	—	(44,309)	—
Withholding tax paid on behalf of employees on stock-based awards	(2,827)	(1,852)	(16,692)	(9,204)
Net cash provided by (used in) financing activities	(140,536)	(3,289)	(198,891)	(14,954)
Effects of exchange rate changes on cash and cash equivalents	(4,163)	(7,708)	(6,280)	5,933
Net increase (decrease) in cash and cash equivalents and restricted cash	(83,448)	35,153	(47,840)	37,867
Cash and cash equivalents and restricted cash, beginning of the period	442,650	371,889	407,042	369,175
Cash and cash equivalents and restricted cash, end of the period	$359,202	$407,042	$359,202	$407,042
Less restricted cash	(3,560)	(4,483)	(3,560)	(4,483)
Cash and cash equivalents, end of the period	$355,642	$402,559	$355,642	$402,559

Bumble Inc.

Reconciliation of GAAP to NON-GAAP Financial Measures

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By (Used in) Operating Activities to Free Cash Flow

(in thousands, except percentages)	Quarter Ended December 31, 2023	Quarter Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Net earnings (loss)	$(32,012)	$(159,246)	$(1,868)	$(114,124)
Add back:
Income tax (benefit) provision	(58)	(2,350)	7,170	3,406
Interest (income) expense, net	4,949	5,617	21,534	24,063
Depreciation and amortization expense	17,203	15,878	68,028	89,713
Stock-based compensation expense	20,678	33,829	104,338	111,008
Employer costs related to stock-based compensation(1)	510	426	4,535	2,054
Litigation costs, net of insurance reimbursements(2)	47,044	18,645	71,918	22,734
Foreign exchange (gain) loss (3)	4,624	2,371	2,185	(3,679)
Changes in fair value of interest rate swaps(4)	4,777	1,318	13,806	(17,086)
Transaction and other costs(5)	315	(1,643)	2,309	5,226
Changes in fair value of contingent earn-out liability	(5,328)	(735)	(29,569)	(47,134)
Changes in fair value of investments	665	56	843	18
Tax receivable agreement liability remeasurement expense(6)	10,341	5,332	10,341	5,332
Impairment loss(7)	—	141,000	—	145,388
Adjusted EBITDA	$73,708	$60,498	$275,570	$226,919
Net earnings (loss) margin	(11.7)%	(65.9)%	(0.2)%	(12.6)%
Adjusted EBITDA margin	26.9%	25.0%	26.2%	25.1%

Net cash provided by operating activities	$63,417	$51,172	$182,086	$132,941
Less:
Capital expenditures	(2,166)	(5,022)	(14,935)	(16,333)
Free cash flow	$61,251	$46,150	$167,151	$116,608
Operating cash flow conversion	(198.1)%	(32.1)%	*	(116.5)%
Free cash flow conversion	83.1%	76.3%	60.7%	51.4%

* Not meaningful

(1)
Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(2)
Represents certain litigation costs and insurance proceeds associated with pending litigations or settlements of litigation. Includes amounts accrued with respect to the litigation related to the Biometric Information Privacy Act, the mass arbitrations and the Company’s class action lawsuit related to the secondary public stock offering, representing management’s then-current estimated probable loss for this matter.
(3)
Represents foreign exchange (gain) loss due to foreign currency transactions.
(4)
Represents fair value (gain) loss on interest rate swaps.
(5)
Represents transaction costs related to acquisitions, secondary offerings, and share repurchases such as legal, accounting, advisory fees and other related costs. Amount in 2022 also includes employee-related restructuring costs directly associated with our decision to discontinue our operations in Russia including severance benefits, relocation costs and advisory fees.
(6)
Represents recognized adjustments to the tax receivable agreement liability.
(7)
Represents impairment loss of the Badoo brand and a right-of-use asset related to our Moscow office in 2022.

Supplementary Information

Stock-Based Compensation Expense

(in thousands)	Quarter Ended December 31, 2023	Quarter Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Cost of revenue	$1,253	$1,093	$4,054	$3,819
Selling and marketing expense	2,611	3,517	9,803	8,064
General and administrative expense	7,980	19,616	52,008	63,575
Product development expense	8,834	9,603	38,473	35,550
Total stock-based compensation expense	$20,678	$33,829	$104,338	$111,008

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Quarter Ended December 31, 2023	Quarter Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Cost of revenue GAAP	$80,469	$67,788	$307,835	$249,490
Stock-based compensation expense	(1,253)	(1,093)	(4,054)	(3,819)
Payroll tax expense related to stock-based compensation	(24)	(17)	(221)	(101)
Transaction and other costs	—	6	—	(119)
Cost of revenue non-GAAP	$79,192	$66,684	$303,560	$245,451

(In thousands)	Quarter Ended December 31, 2023	Quarter Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Selling and marketing expense GAAP	$72,613	$68,641	$270,380	$249,269
Stock-based compensation expense	(2,611)	(3,517)	(9,803)	(8,064)
Payroll tax expense related to stock-based compensation	(33)	(37)	(343)	(230)
Transaction and other costs	—	—	—	(34)
Selling and marketing expense non-GAAP	$69,969	$65,087	$260,234	$240,941

(In thousands)	Quarter Ended December 31, 2023	Quarter Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
General and administrative expense GAAP	$79,943	$208,795	$221,649	$308,855
Changes in fair value of contingent earn-out liability	5,328	735	29,569	47,134
Litigation costs, net of insurance proceeds	(47,044)	(18,645)	(71,918)	(22,734)
Stock-based compensation expense	(7,980)	(19,616)	(52,008)	(63,575)
Payroll tax expense related to stock-based compensation	(168)	(179)	(1,406)	(649)
Transaction and other costs	(315)	1,602	(2,309)	(4,055)
Impairment loss	—	(141,000)	—	(145,388)
General and administrative expense non-GAAP	$29,764	$31,692	$123,577	$119,588

(In thousands)	Quarter Ended December 31, 2023	Quarter Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Product development expense GAAP	$30,271	$27,965	$130,565	$109,020
Stock-based compensation expense	(8,834)	(9,603)	(38,473)	(35,550)
Payroll tax expense related to stock-based compensation	(285)	(193)	(2,565)	(1,074)
Transaction and other costs	—	35	—	(1,018)
Product development expense non-GAAP	$21,152	$18,204	$89,527	$71,378

(In thousands)	Quarter Ended December 31, 2023	Quarter Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Total operating costs and expenses GAAP	$280,499	$389,067	$998,457	$1,006,347
Depreciation and amortization expense	(17,203)	(15,878)	(68,028)	(89,713)
Changes in fair value of contingent earn-out liability	5,328	735	29,569	47,134
Litigation costs, net of insurance proceeds	(47,044)	(18,645)	(71,918)	(22,734)
Stock-based compensation expense	(20,678)	(33,829)	(104,338)	(111,008)
Payroll tax expense related to stock-based compensation	(510)	(426)	(4,535)	(2,054)
Transaction and other costs	(315)	1,643	(2,309)	(5,226)
Impairment loss	—	(141,000)	—	(145,388)
Total operating costs and expenses non-GAAP	$200,077	$181,667	$776,898	$677,358